Exhibit 99.1

GENERAL CANNABIS ANNOUNCES

INVESTMENT IN VERTICALLY INTEGRATED CANNABIS  OPERATION

IN PUERTO RICO

Experienced Leadership Team and Compelling Business Environment Lead to First General Cannabis Investment

in Puerto Rico with Potential to Convert to Equity Ownership

DENVER, March 5, 2019 – General Cannabis Corp (OTCQX: CANN) (the “Company”), the comprehensive national resource to the regulated cannabis industry, today announced an investment in Consolidated C.R., LLC (“CCR”), a Puerto Rico limited liability company.  The Company is investing $375,000 in the form of a convertible promissory note, bearing interest at 12%, collateralized by virtually all of the assets of CCR, with a term of 18 months.  The Company has a 90 day option to convert $250,000 of principal under the note into a 10% equity ownership in CCR.

CCR is a vertically integrated medical cannabis company located in San Juan, Puerto Rico. The CCR management team consists of industry experts with success in mainland cannabis businesses.   Additionally, CCR’s management is comprised of attorneys and business executives with a passion for cannabis and a vast knowledge of regulated industries.  CCR has built a strong, local network and maintains valuable industry connections throughout the island, providing a solid foundation for launching and operating a successful cannabis business in Puerto Rico.

“This investment marks the continued expansion of our finance division, dedicated to supporting entrepreneurs’ success in regulated cannabis markets,” said Michael Feinsod, Chairman and CEO of General Cannabis. “Having known members of the CCR team from working in Colorado, Oregon and Nevada, we are eager to support, and potentially partner, in the Puerto Rico cannabis market.”

Puerto Rico's Department of Economical Development projects total cannabis-related revenue in Puerto Rico to surpass $100 million by the end of 2019, with over 60,000 registered medical marijuana patients. Other experts anticipate $1 billion in total cannabis-related revenue by 2021.  CCR will use the General Cannabis investment to complete construction of its commercial grade cultivation, manufacturing, and dispensary facility. Any additional funds will be allocated to start-up and operating expenses.

“We have known the team at General Cannabis for many years, so we understand and appreciate the extensive support and benefits that come from doing business with one of the most disciplined and transparent teams in the industry,” said Zach Waldman, Co-Founder and CEO of Consolidated C.R. “We are eager to put this new capital to good use, building out a vertically integrated facility in a currently underserved market.  We believe that with Puerto Rico’s very pro-cannabusiness environment, we have virtually limitless potential to expand and grow as Puerto Rico continues to gain strength and economic vitality.”

Added Feinsod, “In addition to CCR having a great management team with a long and successful history in the cannabis industry, we view Puerto Rico as an attractive market for investment due to the favorable tax environment,” said Michael Feinsod, Chairman and CEO of General Cannabis.  “While our subsidiaries support all segments of the regulated cannabis industry, General Cannabis looks to make investments in high-growth opportunities that allow us to implement flexible financing terms. Our new relationship with CCR fits that profile perfectly and we are excited to see our capital put to work by their excellent team of operators and cultivators.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. For additional information, including copies of our most recent filings with the Securities and Exchange Commission, visit our website at www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to our ability to convert to equity ownership in CCR; projected cannabis-related revenue growth in Puerto Rico; the continuance of Puerto Rico’s business-friendly regulatory environment with respect to cannabis; CCR’s future success and potential growth; CCR’s use of proceeds from our investment; and statements regarding our ability to invest in high-growth opportunities and obtain flexible financing terms.  .

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  We cannot assure you that future developments affecting us will be those that we have anticipated. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’s most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. Except as required by law, General Cannabis undertakes no duty to update any forward-looking statements made herein.

MEDIA INQUIRIES

Joe Hodas

Chief Operating Officer

General Cannabis Corp

303-827-6972

joe@generalcann.com